Exhibit 4.9

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 20, 2019 among Stabilis Energy, Inc., a Texas corporation (the “Company”), and the persons identified on Schedule A hereto (collectively, the “Investors” and, each individually, an “Investor”).

WHEREAS, this Agreement is made pursuant to that certain Membership Interest Purchase and Sale Agreement, dated as of even date herewith, by and among the Company and the Investors (the “Purchase Agreement”);

WHEREAS, pursuant to the Purchase Agreement, the Company will issue shares of common stock (as defined below) to the Investors, in exchange for the outstanding membership interests of Target then held by the Investors; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, and pursuant to the terms of the Purchase Agreement, the parties hereto desire to enter into this Agreement in order to grant certain registration rights to the Investors as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree as follows:

1.    Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Board” means the board of directors (or any successor governing body) of the Company.

“Closing Date” means the date of closing of the transactions contemplated by the Purchase Agreement.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” means the common stock, par value $0.001 per share, of the Company and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Common Stock).

“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Investors” has the meaning set forth in the preamble.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Piggyback Registration Statement” has the meaning set forth in Section 3(a).

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Purchase Agreement” has the meaning set forth in the recitals.

“Registrable Securities” means the Shares; provided, however, that Registrable Securities shall not include: (i) any Shares that have been registered under the Securities Act and disposed of pursuant to an effective Registration Statement, (ii) any Shares that are sold or disposed of in accordance with Rule 144 under the Securities Act, (iii) any Shares that become eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1), as set forth in a written opinion letter to such effect, addressed, delivered and reasonably acceptable to the applicable transfer agent, (iv) Shares that are otherwise transferred, or (v) any Shares have ceased to be outstanding (whether as a result of repurchase and cancellation, or otherwise).

“Registration Statement” means any registration statement of the Company, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, underwriting or selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, any out-of-pocket expenses of the holders of Registrable Securities (or the agents who manage their accounts) or the fees and disbursements of any underwriter, and fees and disbursements of counsel for any holder of Registrable Securities, except for the fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 5.

“Shares” means the shares of Common Stock issued or issuable to the Investors pursuant to the Purchase Agreement, including any shares of Common Stock issued or issuable with respect to such Shares by way of a stock dividend or stock split or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Common Stock.

“Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Suspension Event” means any of the Company Board shall have determined in good faith that (i)(a) the offer or sale of any Registrable Securities pursuant to the Registration Statement would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, disposition, merger, tender offer, business combination, corporate reorganization or other significant transaction involving the Company; or (b) the sale of Registrable Securities pursuant to the Registration Statement would require the disclosure of material non-public information not otherwise required to be disclosed under applicable law; provided that, in the case of either clause (a) or (b), (1) the Company has a bona fide business purpose for preserving confidentiality of the proposed transaction or information, (2) disclosure would be materially detrimental to the Company or its ability to consummate the proposed transaction, or (3) the proposed transaction renders the Company unable to comply with Commission requirements; or (ii) after the advice of counsel, the Company is required by law, rule or regulation, or it is in the best interests of the Company, to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (a) reflecting in the Prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or of the most-recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth in the Prospectus; (b) including in the Prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information; or (c) updating the Prospectus included in the Registration Statement in accordance with Section 10(a)(3) of the Securities Act. .

2.    Shelf Registration.

(a)    The Company (A) shall prepare and file, no later than ninety (90) days following the Closing Date, a Shelf Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act) (the “Shelf Registration Statement”) to permit pursuant to Rule 415 the public resale of all of the Registrable Securities in accordance with the terms of this Agreement and (B) shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable, but in any event no later than the earlier of (i) one hundred twenty (120) days (or one hundred fifty (150) days if the Commission notifies the Company that it will “Review” the Shelf Registration Statement) following the Closing Date and (ii) ten (10) Business Days following the date the Commission notifies (orally or in writing, whichever is earlier) the Company that it will not “Review” the Shelf Registration Statement or that the Shelf Registration Statement will not be subject to further review. The Company shall use commercially reasonable efforts, as soon as it is permitted to do so, to convert such Shelf Registration Statement from a Form S-1 to a Form S-3 or any successor form thereto. The Company shall only be required to file one Registration Statement with respect to the Registrable Securities pursuant to this Section 2(a).

(b)    For so long as any Registrable Securities remain outstanding, the Company shall use its commercially reasonable efforts to qualify and remain qualified to register the offer and sale of securities under the Securities Act pursuant to a Registration Statement on Form S-3 or any successor form thereto.

3.    Piggyback Registration.

(a)    Whenever the Company proposes to register the offer and sale of any shares of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, (iv) in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered, or (v) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement (a “Piggyback Registration Statement”) to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to the holders of Registrable Securities who hold at least 33% of the Registrable Securities initially issued or issuable to the Investors pursuant to the Purchase Agreement of its intention to effect such a registration and, subject to Section 3(b), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of Registrable Securities within two (2) days after the Company’s notice has been given to each such holder; provided, however, the obligations of this Section 3(a) shall not apply with respect to Registrable Securities included in an effective registration statement. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

(b)    If in connection with any Piggyback Registration involving an underwriting of shares of the Company’s Common Stock pursuant to Section 3(a), and the managing underwriter(s) for such offering advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall only include in such offering the number which can be so sold in the following order of priority: (i) first, if applicable, the securities the Company proposes to sell, and (ii) second, if there remains availability for additional shares of Common Stock to be included in such offering, pro rata among holders of Registrable Securities and any other holders of shares of Common Stock entitled to participate in such offering, if applicable, based on the relative number of shares of Common Stock then held by each such stockholder.

(c)    If connection with any Piggyback Registration, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

4.    Registration Procedures. The procedures to be followed by the Company and each holder of Registrable Securities electing to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of the Company and such holder of Registrable Securities, with respect to the preparation, filing and effectiveness of such Registration Statement, are as follows:

(a)    Subject to the limitations contained in this Agreement, the Company will use commercially reasonable efforts to prepare and file with the Commission such amendments, post-effective amendments and supplements to the Shelf Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective for a period of not less than five (5) years, or if earlier, until all of such Registrable Securities have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement;

(b)    The Company will at least three (3) business days before filing the Registration Statement, Prospectus or amendments or supplements thereto (other than, after effectiveness of the Registration Statement, any filing made under the Exchange Act that is incorporated by reference into the Registration Statement) with the Commission pursuant to Section 2(a), furnish to one counsel selected by holders of a majority of such Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel;

(c)    The Company will notify each selling holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed with the Commission;

(d)    The Company will furnish to each selling holder of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein), and such other documents as such seller may request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(e)    The Company will use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling holder reasonably (in light of the intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 4(e);

(f)    The Company will notify each selling holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that would cause the Prospectus included in such Registration Statement to not be compliant with applicable securities laws or to contain an untrue statement of a material fact or omit any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and, the Company shall as soon as reasonably practicable prepare a supplement or post-effective-amendment to such Registration Statement or the related Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall be compliant with applicable securities laws or shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as applicable;

(g)    The Company will provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;

(h)    The Company will enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

(i)    The Company will furnish to each underwriter, if any, with (i) a written legal opinion of the Company’s outside counsel, dated the closing date of the offering, in form and substance as is customarily given in opinions of the Company’s counsel to underwriters in underwritten registered offerings; and (ii) at the pricing and closing of the offering, dated the respective dates of delivery thereof, a “comfort” letter signed by the Company’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten registered offerings;

(j)    The Company will use its commercially reasonable efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 4(j);

(k)    The Company will, as soon as reasonably practicable after the filing of a Registration Statement, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders as soon as reasonably practicable and confirm such advice in writing, in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; and (iii) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment;

(l)    The Company will advise the holders of Registrable Securities, as soon as reasonably practicable, but in any event no later than two (2) business days, after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(m)    Notwithstanding any other provision of this Agreement, the Company shall not be required to file a registration statement (or any amendment thereto) or effect any offering for so long as, (i) any event of the kind described in Section 4(f) or (ii) a Suspension Event, is occurring; provided, however, the Company shall not be entitled to exercise its right of suspension or postponement, as the case may be, pursuant to this Section 4(m) for more than an aggregate of 120 calendar days in any 12-month period;

(n)    Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of (i) any event of the kind described in Section 4(f) or (ii) a Suspension Event, each holder of Registrable Securities will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until such holder’s receipt of the copies of the supplemental or amended prospectus contemplated by Section 4(f) or written notice from the Company that such Registration Statement is effective again and no amendment or supplement is needed.

It shall be a condition precedent to the obligations of the Company to take any action to register the resale of the Registrable Securities that holders of Registrable Securities shall furnish the Company with such information regarding the holders of Registrable Securities that is pertinent to the disclosure requirements (including, without limitation, information to correct or prevent a material misstatement or omission of material fact) relating to the registration and the distribution of the Registrable Securities as the Company may from time to time reasonably request.

5.    Expenses. All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by the Company, including, without limitation, all (i) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (ii) expenses of any audits incident to or required by any such registration; (iii) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for the Company in connection with “blue sky” qualifications or exemptions of the Registrable Securities); (iv) printing expenses; (v) messenger, telephone and delivery expenses; (vi) fees and expenses of the Company’s counsel and accountants; (vii) Financial Industry Regulatory Authority, Inc. filing fees (if any); and (viii) fees and expenses of one counsel for the holders of Registrable Securities participating in such registration as a group (selected by, in the case of a registration under Section 2(a), the holders of a majority of the Registrable Securities initially requesting such registration, and, in the case of all other registrations hereunder, the holders of a majority of the Registrable Securities included in the registration). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits. All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities included in such registration for each such holder.

6.    Indemnification.

(a)    The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, managers, members, partners, stockholders and Affiliates, and each Person, if any, who controls such holder of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; except insofar as the same arise out of or are based upon any information furnished in writing to the Company by such holder or on such holder’s behalf expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered). This indemnity shall be in addition to any liability the Company may otherwise have.

(b)    Each holder of Registrable Securities shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and, to the fullest extent permitted by law, shall indemnify and hold harmless, each other holder of Registrable Securities, the Company, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, managers, members, partners, stockholders and Affiliates of the Company, each other holder of Registrable Securities and each such controlling Person to the same extent as the foregoing indemnity from the Company to such holder of Registrable Securities, but only with respect to information furnished in writing to the Company by such holder or on such holder’s behalf expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered). The liability of any holder of Registrable Securities under this Section 6(b) shall be limited to the aggregate cash and property received by such holder pursuant to the sale of Registrable Securities covered by such Registration Statement or Prospectus. This indemnity shall be in addition to any liability the selling holder may otherwise have.

(c)    Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 6, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that, if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any controlling Person of such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party.

(d)    If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the aggregate cash and property received by such holder pursuant to the sale of Registrable Securities covered by such Registration Statement or Prospectus. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the Securities Act or any other similar federal or state securities laws or rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any applicable registration, qualification or compliance was perpetrated by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7.    Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements, including, without limitation, any applicable lock-up period, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

8.    Rule 144 Compliance. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company agrees that it will use commercially reasonable efforts to:

(a)    file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder;

(b)    make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement required to enable such holder of Registrable Securities to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, as such rules may be amended from time to time or any other rules or regulations now existing or hereafter adopted by the Commission; and

(c)    furnish to any holder so long as the holder owns Registrable Securities, promptly upon reasonable request, a written statement by the Company as to its compliance (or the reasons for non-compliance) with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act.

9.    Termination. The provisions of this Agreement shall terminate with respect to any holder of Registrable Securities and be of no further force or effect when all Registrable Securities held by such holder no longer constitute Registrable Securities; provided, that the provisions of Section 5 and Section 6 of this Agreement shall survive for any sales of Registrable Securities prior to such date. Notwithstanding anything to the contrary in this Agreement, this Agreement shall terminate and be of no further force and effect on or after the tenth anniversary of the date hereof.

10.    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10).

If to the Company:	Stabilis Energy, Inc.
10375 Richmond Ave., Suite 700
Houston, Texas 77042
Attention: James C. Reddinger, CEO
Email:jim.reddinger@stabilisenergy.com

with a copy to:	Thompson & Knight LLP
811 Main Street, Suite 2500
Houston, Texas 77002
Attention: Stephen Wayne Grant, Jr.
Email: stephen.grant@tklaw.com

If to any Investor, to such Investor’s address as set forth on Schedule A hereto.

11.    Entire Agreement. This Agreement, together with the Purchase Agreement and any related exhibits and schedules thereto, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement and those of the Purchase Agreement, the terms and conditions of this Agreement shall control.

12.    Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Investors; provided, that the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement. Each Investor may assign its rights hereunder to any purchaser or transferee of Registrable Securities; provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto.

13.    No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the parties hereto hereby acknowledge that the Persons set forth in Section 6 are express third-party beneficiaries of the obligations of the parties hereto set forth in Section 6.

14.    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

15.    Amendment, Modification and Waiver. The provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the holders of a majority of the Registrable Securities. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

16.    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

17.    Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

18.    Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of Texas in each case located in the city of Houston and County of Harris, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

19.    Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 19.

20.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

21.    Further Assurances. Each of the parties to this Agreement shall, and shall cause their Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

COMPANY:

STABILIS ENERGY, INC.

By	/s/ James Reddinger
Name: James Reddinger
Title: Chief Executive Officer and President

[Signature Page to Registration Rights Agreement]

INVESTORS:

/s/ John Michael Howard
John Michael Howard

/s/ Lee L. Kellough III
Lee L. Kellough III

S3G HOLDINGS, LLC

By:	/s/ Stage Marroquin
Name:	Stage Marroquin
Title:	Manager

[Signature Page to Registration Rights Agreement]

SCHEDULE A

John Michael Howard

17806 IH-10 West, Suite 210

San Antonio, Texas 78257

S3G Holdings, LLC

3126 Dos Reoles Loop

Laredo, Texas 78045

Lee L. Kellough III

27726 Tiverton Court

Spring, Texas 77386